Exhibit 99.1

For Immediate Release – April 28, 2003

For Information Contact:

Curtis L. Hage, Chairman, President and CEO

Sioux Falls, South Dakota

Phone:  (605) 333-7556

HF Financial Corp. Announces A 39.6% Increase In Earnings Per Share From Continuing Operations, Declares Quarterly Cash Dividend and Announces New 10% Stock Buyback Plan

•                           HF Financial Corp. (the “Company”) (NASDAQ:HFFC), Sioux Falls, SD, reported diluted earnings per share from continuing operations (“EPS”) of $0.45 for the third quarter of fiscal 2003 compared to $0.36 for the same period in fiscal 2002, a 25.0% increase.

•                           For the nine months ended March 31, 2003, HFFC reported EPS of $1.34 compared to $0.96 for the same period in the prior fiscal year, a 39.6% increase.  For the last four quarters, the Company has earned $1.73 EPS from continuing operations.

•                           The Company’s net interest margin continued to be higher for the nine months ended March 31, 2003 as compared to the same period in the prior fiscal year.  However, the net interest margin decreased to 3.45% for the three months ended March 31, 2003 from 3.65% for the three months ended December 31, 2002 due to the securitization of automobile loans and a declining interest rate environment.

•                           Residential mortgage production remained strong and increased 26.8% in dollar volume for the nine months ended March 31, 2003 as compared to the same period in the prior fiscal year.

•                           Automobile loans of $51,085,000 were sold in a securitization transaction during the quarter ended March 31, 2003.

•                           The Company recorded a valuation impairment of $200,000 due to a significant change in the market value of property in which the Company vacated banking operations.

•                           The Company currently has a stock buyback plan in effect through April 30, 2003.  A total of 101,316 shares of common stock were purchased pursuant to this program during the nine months ended March 31, 2003 with 43,300 of those shares being purchased during the third quarter of fiscal 2003.

•                           The Company approved a new stock buyback program to purchase up to 10% of the Company’s common stock beginning May 1, 2003 through April 30, 2004.

•                           Significant impaired loans were resolved during the third quarter of fiscal 2003 decreasing the Company’s ratio of nonperforming assets to total assets to 1.13%.

HF Financial Corp., the parent company for financial service companies, including Home Federal Bank, Mid America Capital Services, Inc. (“Mid America Leasing”), Hometown Insurors, Inc. and HF Financial Group, Inc. continued to report strong year over year earnings growth with the announcement of earnings from continuing operations today of $4,511,000 or $1.34 EPS for the nine months ended March 31, 2003 compared to $3,511,000 or $0.96 EPS for the same period in the prior fiscal year, a 39.6% increase in EPS.  For the three months ended March 31, 2003, earnings from continuing operations were $1,516,000 or $0.45 EPS compared to $1,211,000 or $0.36 EPS for the same period in the prior fiscal year, a 25.0% increase in EPS.

In addition, the Company announced it would pay its regular cash dividend of 11.5 cents per share for the third quarter of the 2003 fiscal year.  The dividend will be payable on May 21, 2003, to shareholders of record on May 7, 2003.

Curtis L. Hage, Chairman, President and CEO stated, “Several factors are working to drive this year’s performance.  Lower interest rates were a leading positive driver early in the year and now with interest rates continuing to remain at historically low levels, the net interest margins will invariably be cause for some concern.  We view the risk of aggressively extending asset maturities at these levels greater than the long term reward involved.  We believe the strong mortgage activity combined with resolution of some impaired loans will allow for the Company to be conservative without adding significant interest rate risk to the balance sheet.”

Mr. Hage continued, “We will continue to look for the right opportunities to grow the operation profitably.  We believe positive factors are in place to provide long term franchise value enhancement to our shareholders, employees and customers.  Our Board of Directors and management team is committed to providing the proper balance of revenue enhancement, loan quality, cost controls and capital management to achieve this value enhancement.  We believe the market is beginning to recognize our value.  Having earned $1.73 EPS from continuing operations over the last four quarters with our current stock price in the $16.00 to $17.00 range, we believe our stock is still a good value for new investment.”

Net interest income increased $1,707,000, or 9.6%, for the nine months ended March 31, 2003 as compared to the same period in the prior fiscal year. For the three months ended March 31, 2003, net interest income decreased $64,000 or 1.0% as compared to the same period in the prior fiscal year.  Increases in margins were due in part to a declining rate environment and management of funding liabilities.  The Company’s net interest margin was 3.68% for the nine months ended March 31, 2003, compared to 3.49% for the same period in the prior fiscal year.  For the three months ended March 31, 2003 and March 31, 2002, the Company’s net interest margin was 3.45% and 3.87%, respectively.

The increase in noninterest income of $1,151,000, or 13.8%, for the nine months ended March 31, 2003 as compared to the same period in the prior fiscal year was primarily attributed to increases in loan fees and service charges of $694,000, gain on sale of securities of $346,000, fees on deposits of $280,000 and other noninterest income of $225,000 (primarily due to income from the securitization of automobile loans) offset by decreases in loan servicing income of $205,000 and commission and insurance income of $176,000.  For the three months ended March 31, 2003, noninterest income increased $644,000, or 25.0%, as compared to the same period in the prior fiscal year primarily due to increases in loan fees and service charges of $219,000, net gain on sale of loans of $201,000 and other noninterest income of $187,000 (increases in net gain on sale of loans and other income primarily due to a gain on the securitization of automobile loans of $308,000) offset by a decrease in commission and insurance income of $87,000. The income recorded on the retained interest portion of the automobile securitization is included as noninterest income and not net interest income consistent with the Office of Thrift Supervision guidelines.  The amount of income recorded on the retained interest recorded for the third quarter of fiscal 2003 was $94,000.

Noninterest expense increased $1,214,000, or 6.4%, for the nine months ended March 31, 2003 as compared to the same period in the prior fiscal year primarily due to increases in compensation and employee benefits of $583,000 (primarily due to increases in variable compensation and increased health claims,) other general and administrative expenses of $491,000 and occupancy and equipment of $400,000 (primarily due to a $200,000 impairment of market valuation) offset by a decrease in amortization of intangible assets of $319,000.  For the three months ended March 31, 2003, noninterest expense increased $268,000, or 4.1%, as compared to the same period in the prior fiscal year primarily due to increases in other general and administrative expenses of $348,000 and occupancy and equipment of $236,000 offset by decreases in compensation and employee benefits of $210,000 and amortization of intangible assets of $132,000.

The Company had total assets of $771,848,000 and stockholders’ equity of $50,188,000 at March 31, 2003.  The Company is the largest publicly traded financial institution based in South Dakota, with 34 offices, which includes a location in Marshall, Minnesota. Internet banking is also available at www.homefederal.com.

Forward-Looking Statements

This news release and other releases and reports issued by the Company, including reports filed with the Securities and Exchange Commission, contain “forward-looking statements” that deal with future results, expectations, plans and performance.  In addition, the Company’s management may make forward-looking statements orally to the media, securities analysts, investors or others.  These forward-looking statements might include one or more of the following:

•                           Projections of income, loss, revenues, earnings or losses per share, dividends, capital expenditures, capital structure, tax benefit or other financial items.

•                           Descriptions of plans or objectives of management for future operations, products or services and transactions.

•                           Forecasts of future economic performance.

•                           Descriptions of assumptions underlying or relating to such matters.

Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words such as “optimism”, “look forward”, “bright”, “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”

Forward-looking statements about the Company’s expected financial results and other plans are subject to certain risks, uncertainties and assumptions.  These include, but are not limited to, possible legislative changes and adverse economic, business and competitive developments, such as shrinking interest margins; deposit outflows; reduced demand for financial services and loan products; changes in accounting policies or guidelines, or in monetary and fiscal policies of the federal government; changes in credit and other risks posed by the Company’s loan portfolios; the ability or inability to successfully enter into a definitive agreement for and close anticipated transactions; technological, computer-related or operational difficulties; adverse changes in securities markets; results of litigation; or other significant uncertainties.

Forward-looking statements speak only as of the date they are made.  The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

HF Financial Corp.

Selected Consolidated Operating Highlights

(Dollars in Thousands, Except per Share Data)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2003	2002	2003	2002
Continuing operations:
Interest and dividend income:
Loans and leases receivable	$9,356	$9,847	$30,154	$32,201
Investment securities and interest-bearing deposits	1,157	1,220	3,189	4,471
	10,513	11,067	33,343	36,672
Interest expense:
Deposits	3,046	3,685	9,766	15,049
Advances from Federal Home Loan Bank and other borrowings	1,334	1,185	4,122	3,875
	4,380	4,870	13,888	18,924

Net interest income	6,133	6,197	19,455	17,748

Provision for losses on loans and leases	391	355	1,874	1,421

Net interest income after provision for losses on loans and leases	5,742	5,842	17,581	16,327

Noninterest income:
Fees on deposits	979	921	3,185	2,905
Gain on sale of loans, net	623	422	1,300	1,313
Loan fees and service charges	472	253	1,609	915
Loan servicing income	442	377	1,210	1,415
Commission and insurance income	233	320	775	951
Gain on sale of securities, net	1	—	351	5
Other	475	288	1,076	851
	3,225	2,581	9,506	8,355
Noninterest expense:
Compensation and employee benefits	4,123	4,333	12,616	12,033
Other general and administrative expenses	1,547	1,399	4,535	4,044
Occupancy and equipment	1,021	585	2,695	2,295
Federal insurance premiums	23	27	70	82
Amortization of intangible assets	(7)	125	56	375
Other	53	23	243	172
	6,760	6,492	20,215	19,001

Income from continuing operations before income taxes	2,207	1,931	6,872	5,681

Income tax expense	691	720	2,361	2,170
Income from continuing operations	1,516	1,211	4,511	3,511

Discontinued operations:
Income (loss) from operations of discontinued segment, net of income taxes of $34, $(53), $133 and $(73)	65	(102)	258	(142)
Income (loss) on discontinued segment, net of income taxes of $10 and $(116)	20	—	(224)	—

Income from discontinued operations	85	(102)	34	(142)

Net income	$1,601	$1,109	$4,545	$3,369

HF Financial Corp.

Selected Consolidated Operating Highlights

(Dollars in Thousands, Except per Share Data)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2003	2002	2003	2002

Basic earnings (loss) per share:
Income from continuing operations	$0.46	$0.36	$1.36	$0.98
(Loss) from discontinued operations	0.03	(0.03)	0.01	(0.04)
Net income	0.49	0.33	1.37	0.94

Diluted earnings (loss) per share:
Income from continuing operations	0.45	0.36	1.34	0.96
(Loss) from discontinued operations	0.03	(0.03)	0.01	(0.04)
Net income	0.48	0.33	1.35	0.92

Weighted average shares:
Basic	3,290,634	3,325,629	3,319,292	3,568,424
Diluted	3,366,226	3,396,927	3,367,678	3,646,849

Outstanding shares:	3,263,662	3,287,807	3,263,662	3,287,807

HF Financial Corp.

Selected Consolidated Financial Condition Data

(Dollars in Thousands, Except per Share Data)

(Unaudited)

	3/31/2003	6/30/2002	3/31/2002
	(Audited)
Balance Sheet Data
Total assets	$771,848	$722,917	$691,218
Securities available for sale	109,653	89,136	96,816
Loans and leases receivable, net	569,269	559,814	528,638
Loans held for sale	7,788	6,559	9,530
Deposits	594,297	562,596	537,506
Advances from Federal Home Loan Bank and other borrowings	85,659	84,308	74,687
Company obligated mandatorily redeemable preferred securities of subsidiary trusts that solely hold subordinated debentures	20,000	10,000	10,000
Stockholders’ equity	50,188	48,536	49,769

Equity to total assets (end of period)	6.50%	6.71%	7.20%
Book value per share (1)	$15.38	$14.59	$15.14

Tier I (core) capital (2)	8.02%	7.44%	7.27%
Risk-based capital (2)	10.07%	10.04%	10.20%

Number of full-service offices	34	33	32

Asset Quality
Nonaccruing loans and leases	$7,027	$10,242	$8,782
Accruing loans and leases delinquent more than 90 days	1,030	906	734
Foreclosed assets (3)	671	374	506
Total nonperforming assets	$8,728	$11,522	$10,022

Ratio of nonperforming assets to total assets (end of period)	1.13%	1.59%	1.45%
Ratio of allowance for loan and lease losses to total loans and leases (end of period)	0.76%	0.78%	1.02%
Ratio of allowance for loan and lease losses to nonperforming loans and leases (end of period) (4)	51.14%	40.02%	57.62%

(1)     Equity divided by number of shares of outstanding common stock.

(2)     Capital ratios for Home Federal Bank.

(3)     Total foreclosed assets do not include land held for sale.

(4)               Nonperforming loans and leases include both nonaccruing and accruing loans and leases delinquent more than 90 days.

HF Financial Corp.

Selected Consolidated Financial Condition Data

(Dollars in Thousands)

(Unaudited)

Allowance for Loan and Lease Loss Activity

	Three Months Ended		Nine Months Ended
	3/31/2003	3/31/2002	3/31/2003	3/31/2002
Balance, beginning	$4,722	$5,726	$4,461	$5,509
Provision charged to income	391	355	1,874	1,421
Charge-offs	(676)	(633)	(2,083)	(1,703)
Recoveries	203	133	388	354
Allowance related to assets sold, net	(264)	—	(264)	—
Balance, ending	$4,376	$5,581	$4,376	$5,581

Average Balances, Interest Yields and Rates
	Nine Months Ended
	3/31/2003		3/31/2002
	Average	Yield/Rate	Average	Yield/Rate
Interest-earning assets:
Loans and leases receivable (1)	$592,443	6.78%	$541,843	7.92%
Investment securities (2) (3)	111,897	3.80%	136,211	4.37%
Total interest-earning assets	704,340	6.31%	678,054	7.20%
Noninterest-earning assets	53,619		51,885
Total assets	$757,959		$729,939

Interest-bearing liabilities:
Deposits:
Checking and money market	$193,484	1.41%	$186,833	2.21%
Savings	40,141	0.80%	38,864	1.60%
Certificates of deposit	280,873	3.55%	290,342	5.26%
Total deposits	514,498	2.53%	516,039	3.88%
FHLB advances and other borrowings	116,516	4.71%	90,606	5.70%

Total interest-bearing liabilities	631,014	2.93%	606,645	4.16%
Noninterest -bearing deposits (4)	57,804		48,487
Other liabilities	19,538		22,287
Total liabilities	708,356		677,419
Equity	49,603		52,520
Total liabilities and equity	$757,959		$729,939

Net interest spread (5)		3.38%		3.04%
Net interest margin (5) (6)		3.68%		3.49%
Return on average assets (5) (7)		0.79%		0.64%
Return on average equity (5) (8)		12.13%		8.91%

(1)          Includes interest on accruing loans and leases past due 90 days or more.

(2)          Includes primarily U.S. government and agency securities and Federal Home Loan Bank (“FHLB”) daily time.

(3)          Yields do not reflect the tax exempt nature of municipal securities.

(4)          Previously reported in interest-bearing liabilities under checking and money market.  Rates have been restated for all periods presented to reflect change in classification.

(5)          Percentages for the nine months ended 3/31/03 and 3/31/02 have been annualized.

(6)          Net interest margin is net interest income divided by average interest-earning assets.

(7)          Ratio of income from continuing operations to average total assets.

(8)          Ratio of income from continuing operations to average equity.